Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of October 17, 2006, by and between QUEPASA CORPORATION, a Nevada corporation (the “Company”), and MEXICANS & AMERICANS TRADING TOGETHER, INC., a Delaware corporation (the “Investor”).

WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, 1,000,000 shares (the “Common Shares”) of the common stock, par value $0.001, of the Company (“Common Stock”) upon the terms and subject to the conditions set forth herein;

WHEREAS, in connection with the foregoing, the Company desires to issue to the Investor, and the Investor desires to receive (i) a warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $12.50 per share (subject to adjustment), in the form attached hereto as Exhibit A (the “Series 1 Warrant”), and (ii) a warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $15.00 per share (subject to adjustment), in the form attached hereto as Exhibit B (the “Series 2 Warrant” and, together with the Series 1 Warrant, the “Warrants” and the shares issuable upon exercise of the Warrants, the “Warrant Shares”);

WHEREAS, to facilitate the transaction, the Company has agreed (i) to make certain representations, warranties and covenants herein, (ii) to register for resale the Common Shares and Warrant Shares in accordance with that certain Registration Rights Agreement made by and between the Company and the Investor, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), and (iii) to enter into a Support Agreement with Investor in the Form of Exhibit E hereto (the “Support Agreement” and, together with this Agreement, the Warrants, and the Registration Rights Agreement, the “Transaction Documents”);

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I.

PURCHASE AND SALE; CLOSING

1.1 Purchase and Sale of Common Shares; Issuance of Warrants.

(a) The Company hereby sells to the Investor, and the Investor hereby purchases from the Company, the Common Shares on the terms set forth in this Agreement for a price of $10.00 per share, or an aggregate of $10,000,000 (the “Purchase Price”).

(b) The Company hereby executes and delivers to the Investor, and the Investor hereby accepts, the Series 1 Warrant and the Series 2 Warrant.

1.2 Closing. The closing of the purchase of the Common Shares and the execution and delivery of the Warrants (the “Closing”) shall occur at the offices of Snell & Wilmer L.L.P., at 10:00 a.m. (Los Angeles time) on the date hereof or such other time and location as the parties hereto shall mutually agree (the date upon which the Closing occurs, the “Closing Date”).

(a) At the Closing, the Company shall deliver or cause to be delivered to the Investor the following:

(i) a certificate evidencing the Common Shares being issued by the Company to the Investor hereunder, registered in the name of the Investor;

(ii) the Series 1 Warrant being delivered by the Company to the Investor hereunder, registered in the name of the Investor;

(iii) the Series 2 Warrant being delivered by the Company to the Investor hereunder, registered in the name of the Investor;

(iv) an executed copy of the Registration Rights Agreement;

(v) an executed copy of the Support Agreement; and

(vi) an opinion of counsel to the Company in the form of Exhibit D hereto.

(b) At the Closing, the Investor shall deliver or cause to be delivered to the Company the following:

(i) the Purchase Price, by wire transfer of immediately available funds, to an account designated by the Company to the Investor in writing;

(ii) an executed copy of the Registration Rights Agreement; and

(iii) an executed copy of the Support Agreement.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor (and any permitted assignees) as of the date hereof (all references to the Company in this Section 2.1, except for paragraphs (a) and (b), shall mean the Company and its subsidiaries):

(a) Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to conduct its business as currently conducted or proposed to be conducted, and to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (collectively (i) and (ii), the “Enforceability Exceptions”). The Common Shares and each of the Warrants have been duly authorized by all necessary corporate action, and when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and free and clear of all liens, claims, encumbrances, preemptive rights or restrictions on transfer (“Liens”) (other than those imposed under the Securities Act (as defined below)). The Warrant Shares have been duly authorized by all necessary corporate action, and when issued, delivered and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, and free and clear of all Liens (other than those imposed under the Securities Act).

(c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority (collectively, “Legal Requirements”) to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(d) No Consents. No consent, approval, authorization or order of, or any filing by the Company or declaration with, any court or governmental agency or body or other person or entity (collectively, a “Person”) is required in connection with the execution and delivery by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby, except (i) the filing by the Company with, and the declaration of effectiveness by, the Securities and Exchange Commission (the “Commission”) of one or more registration statements in accordance with the requirements of the Registration Rights Agreement, (ii) the filing by the Company with the Commission of a current report on Form 8-K under the Exchange Act, and (iii) those consents, approvals, authorizations, orders, filings, or declarations that have been made or obtained prior to the date of this Agreement.

(e) No Stockholder Approval; Antitakeover Provisions. No consent, approval, or authorization by the Company’s stockholders is required, under any law, rule, or regulation to which the Company is subject, in connection with the execution and delivery by the Company of the Transaction Documents, and the consummation by the Company of the transactions contemplated thereby. No “poison pill,” control share statute, other state anti-takeover Legal Requirement, or similar Legal Requirement or restriction on ownership or voting by the Investor of the Common Shares or the Warrant Shares will be triggered as a result of the consummation of the transactions contemplated by this Agreement. The Company is not an “issuing corporation” within the meaning of Nevada Revised Statutes Sections 78.378 to 78.3793, because either the Company does not have 100 stockholders of record with Nevada addresses on its stock ledger or because it does not do business in the State of Nevada. The Company is not an “issuing public corporation” under the Arizona Revised Statutes Sections 10-2701 to 10-2743 because is has fewer than 500 employees residing in the State of Arizona.

(f) SEC Reports. Except as set forth on Schedule 2.1(f) hereto, the Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or Section 15(d) thereof, and the rules and regulations of the Commission promulgated thereunder, since January 1, 2003 (the foregoing reports and any materials incorporated therein by reference being collectively referred to herein as the “SEC Reports”) on a timely basis, or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) Financial Statements. The financial statements filed with the Commission as a part of the SEC Reports present fairly, in all material respects, the financial position of the Company and its subsidiaries on a consolidated basis as of and at the dates indicated and the results of their consolidated operations and cash flows for the periods specified therein, subject, in the case of interim financial statements, to normal year-end adjustments which are not expected to be material in amount. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and in effect as of the date of the applicable financial statements and supporting schedules, as applicable, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and comply in all material respects with the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(h) Listing. The Common Stock is registered under the Exchange Act and is listed on the National Association of Securities Dealers, Inc.’s Over-the-Counter Bulletin Board (the “NASD-BB”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock on the NASD-BB, nor has the Company received any information suggesting that the Commission or the National Association of Securities Dealers, Inc. is contemplating terminating or suspending such registration or listing.

(i) Investment Company. The Company is not, and is not an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j) Patents and Trademarks. The Company has legal right, title, and interest or valid and enforceable licenses in and to all patent, copyright, trade secret, trademark or other proprietary rights (“Intellectual Property”) that it uses to conduct its business. To its knowledge, the conduct of the Company’s business and use of its Intellectual Property does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property, and, to its knowledge, none of the Intellectual Property owned by the Company is being infringed upon by any other Person. There is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company: (i) alleging any such conflict or infringement with any third party’s proprietary rights; or (ii) challenging the Company’s ownership or use of, or the validity or enforceability of any Intellectual Property.

(k) Compliance. The Company is in compliance, in all material respects, with all Legal Requirements, including the requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it. The Company is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Charter or By-Laws, or (b) any material note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which the Company is a party or by which they or any of their properties or assets may be bound.

(l) Certain Registration Matters. In connection with the offer of shares of Common Stock to the Investor, neither the Company nor anyone acting on its behalf has offered or will offer shares of Common Stock for issue or sale to, or solicited or will solicit any offer to acquire any of the same from, anyone so as to require the issuance and sale of the shares of Common Stock to Investor or the issuance of shares upon exercise of the Warrants to be registered under Section 5 of the Securities Act. Assuming the accuracy of the Investor’s representations and warranties set forth in Sections 2.2(c)-(f), no registration under the Securities Act is required in connection with the issuance and sale to the Investor of the Common Shares and Warrants or, upon exercise thereof, the Warrant Shares, contemplated hereby.

(m) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s option and incentive plans, warrants and preferred stock is set forth on Schedule 2.1(m) hereto. Except for the warrants and stock option listed on Schedule 2.1 (m), which schedule lists the number of shares issuable upon the exercise of such warrants and stock options and the exercise price and the expiration date of such warrants and stock options, on the Closing Date there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion or exchange of any security of the Company convertible into or exchangeable for shares of capital stock of the Company, nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of Common Stock nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. Except as described in Schedule 2.1(m), no stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the

Company. No Person has any preemptive right, or any right of first refusal, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. There are no anti-dilution or price adjustment provisions contained in any security issued by the Company, or in any agreement to which the Company is a party and which provides rights to security holders, that will be triggered by the transactions contemplated by this Agreement.

(n) Absence of Undisclosed Liabilities. Except as reflected in the Company’s balance sheet as of June 30, 2006 included in the SEC Reports, the Company does not have any debt or material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), except: (i) taxes not yet due and payable, (ii) except current liabilities incurred and obligations under agreements entered into, in the ordinary course of business consistent with past practice, (iii) contingent liabilities specifically referenced in the notes to such balance sheet, and (iv) as set forth on Schedule 2.1(n).

(o) Tax Matters. There are no U.S., Mexican, or other federal, state, county or local taxes due and payable by the Company which have not been paid. The provisions for taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid U.S., Mexican or other federal, state, county and local taxes of the Company whether or not assessed or disputed as of the respective dates of such Financial Statements. The Company has duly filed all U.S., Mexican and other federal, state, county and local tax returns required to have been filed by it as of the date hereof and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

(p) Insurance. Subject to the receipt of the coverage listed on Schedule 2.1(p), the Company and its properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Company. No written notice of any termination or threatened termination of any of policies for insurance has been received and such policies are in full force and effect.

(q) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Company, threatened against Company at law or in equity in any court or before any other governmental authority which (i) if adversely determined would (alone or in the aggregate) have a material adverse effect on the Company’s business operations and/or financial condition or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Company of the Transaction Documents or the transactions contemplated thereby.

2.2 Representations and Warranties of the Investor. The Investor hereby makes the following representations and warranties to the Company as of the date hereof.

(a) Organization. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) Authorization; Enforcement. The Investor has the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery by the Investor of each of the Transaction Documents to which it is a party and the performance by the Investor of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Investor. Each of the Transaction Documents has been duly executed by the Investor, and constitutes a valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except for any Enforceability Exceptions.

(c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Investor’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Investor is a party or by which any property or asset of the Investor is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Investor is subject (including federal and state securities laws and regulations), or by which any property or asset of the Investor is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a material adverse effect on (A) the legality, validity or enforceability of the Transaction Documents, or (B) the Investor’s ability to perform in any material respect on a timely basis its obligations under the Transaction Documents

(d) Investment Intent. The Investor understands that the Common Shares, the Warrants, and the Warrant Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. The Investor is acquiring the Common Shares, Warrants and, upon exercise thereof, the Warrant Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Common Shares, Warrants or Warrant Shares or any part thereof, has no present intention of distributing any of such Common Shares, Warrants or Warrant Shares and has no arrangement, agreement, or understanding (directly or indirectly) with any other Person regarding the distribution of any such Common Shares, Warrants or Warrant Shares (provided, however, that this representation and warranty shall not in any way limit the Investor’s right to sell the Common Shares, Warrants or Warrants Shares pursuant to any registration statement or otherwise in compliance with applicable federal and state securities laws).

(e) Investor Status. At the time the Investor was offered the Common Shares, Warrants and Warrant Shares it was, and at the date hereof it is, an “accredited investor,” as such term is defined under the Securities Act. The Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(f) Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment in the

Common Shares, Warrants and, upon exercise thereof, the Warrant Shares and has evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Common Shares, Warrants and, upon exercise thereof, the Warrant Shares and is able to afford a complete loss of such investment.

(g) No General Solicitation. The Investor is not purchasing the Common Shares, Warrants and, upon exercise thereof, the Warrant Shares as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or through any other general solicitation or general advertisement.

(h) Access to Information. The Investor acknowledges that it has reviewed the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Common Shares, Warrants and Warrant Shares and the merits and risks of investing therein; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(i) Certain Trading Activities. The Investor has not directly or indirectly engaged in any transactions in the securities of the Company (including, without limitations, any short sales involving the Company’s securities) since the earlier to occur of (i) the time that the Investor was first contacted by the Company regarding an investment in the Company, and (ii) the 30th calendar day prior to the date of this Agreement. The Investor covenants that it will not directly or indirectly engage in any transactions in the securities of the Company (including short sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor does not, directly or indirectly, hold a short position in any shares of Common Stock.

ARTICLE III.

OTHER AGREEMENTS OF THE PARTIES

3.1 Transfer Restrictions.

(a) The Common Shares, the Warrants, and, upon exercise thereof, the Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Common Shares, Warrants or Warrant Shares other than pursuant to an effective registration statement, to the Company, or to an affiliate (as defined under the federal securities laws) of the Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. As a condition of transfer as a result of which the transferee will hold “restricted securities” within the meaning of Rule 144, any such transferee shall agree in writing to be bound by Section 3.1 of this Agreement and shall have the rights of the Investor under the Registration Rights Agreement.

(b) Investor understands that so long as is required by this Section 3.1, a legend shall be placed on the Common Shares, the Warrants and, upon exercise thereof, the Warrant Shares in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR IN A TRANSACTION WHICH IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS EXEMPT FROM SUCH REGISTRATION REQUIREMENT.

(c) Certificates evidencing the Common Shares, Warrants and Warrant Shares shall not contain the legend set forth in Section 3.1(b), (i) following any sale of such securities pursuant to Rule 144, unless otherwise required by applicable law, (ii) if such securities are eligible for sale under Rule 144(k), or (iii) if such legend is not required under applicable requirements of the Securities Act, and, in each case, upon the request of the Investor, the Company shall cause its counsel to issue a legal opinion to its transfer agent to effect the removal of the legend hereunder. The Company agrees that at such time as the legend is no longer required under this Section 3.1(c), it will, promptly following the delivery by the Investor to the Company’s transfer agent of a certificate representing shares of Common Stock issued with a restrictive legend (and such documents as the Company or the transfer agent may reasonably request), deliver or cause to be delivered to the Investor a certificate representing such shares that is free from the legend set forth in Section 3.1(b).

3.2 Press Release. As soon as practicable on the Closing Date, the Company shall issue a press release reasonably acceptable to the Investor disclosing the transactions contemplated hereby. Until the press release has been issued, the Investor acknowledges and agrees that this transaction constitutes confidential information pertaining to the Company, and that it may not use or disclose such information until released by the Company.

3.3 Board Representative. Promptly following the Closing, the Company will take all appropriate action to effect the appointment of one person designated by Investor (the “Investor Designee”) to its Board of Directors; provided, that, as a condition to such appointment, such designee must first be considered by, and receive the affirmative approval of, the Company’s nominating and corporate governance committee. Mr. Alonso Ancira has already received such approval. So long as the Investor and its affiliates beneficially own (within the meaning of the Exchange Act) at least 5% of the Common Stock, the Company shall nominate for election at each meeting of its stockholders at which an election of directors shall be held one Investor Designee. In addition, during such time as the Investor and its Affiliates beneficially own (within the meaning of the Exchange Act) at least 20% of the Common Stock (without giving effect to any outstanding warrants (including the Warrants), options or similar rights held by any party), the Company shall, at the written request of the Investor and in addition to the Investor Designee, nominate for election at each meeting of its stockholders at which an election of directors shall be held an additional director designated by the Investor who shall be “independent” of the Company within the meaning of the rules of the New York Stock Exchange (or any other exchange on which the Company’s Common Stock is listed or admitted for trading) (the “Independent Designee”); provided, that, as a condition to such nomination, any such Independent Designee must first be considered by, and receive the affirmative approval of, the Company’s nominating and corporate governance committee. If either the Investor Designee or, if applicable, the Independent Designee does not receive the requisite vote of stockholders of the Company for election to its Board of Directors, the Company, at the written request of the Investor, shall appoint a different Investor Designee or, if applicable, Independent Designee to fill the vacancy on the Board of Directors caused by the failure to elect the original Investor Designee or Independent Designee, as applicable; provided, that, as a condition to such appointment, any such different Investor Designee or, if applicable, Independent Designee must first be considered by, and receive the affirmative approval of, the Company’s nominating and corporate governance committee; provided, however, that this sentence shall not apply in the circumstance where in lieu of the Investor Designee or the Independent Designee there was elected a candidate who was neither nominated, endorsed nor supported by the Company’s Board of Directors or management. The Company shall not form any executive or similar committee of its Board of Directors which has the effect of excluding the Investor Designee from active participation on matters requiring approval of the Board of Directors. During such time as an Investor Designee serves on the Board of Directors, except with the consent of the Investor (which may be withheld in its sole and absolute discretion) the Company shall maintain commercially reasonable Directors and Officers Insurance. The Investor Designee shall be express third party beneficiaries of this sentence and the preceding sentence.

3.4 Most Favored Nation’s Provision. To the extent that the Company or any of its subsidiaries extends any corporate governance rights, stockholder rights or similar rights (including, the right to designate nominees for service on the Board of Directors, preemptive rights, protection against dilutive events, registration rights or the right to participate in any offering by the Company) to Richard L. Scott, F. Stephen Allen or any of their respective Affiliates (as defined in the Securities Act), successors or assigns, then the Company shall extend the same rights to the Investor. This Section 3.4 shall be solely for the purpose of expanding the Investor’s rights under the Transaction Documents and in no way shall this Section limit the Investor’s rights under the Transaction Documents.

ARTICLE IV.

MISCELLANEOUS

4.1 Fees and Expenses. At Closing, the Company shall reimburse Investor for the fees and expenses of its counsel, not to exceed $35,000. Except as otherwise set forth in this Agreement or any other agreement between the parties, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company and the Investor acknowledge that each has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.

4.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without giving effect to conflict of laws or any other rules or principles which may require the application of the laws of any other jurisdiction.

4.3 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, the Warrants, the Registration Rights Agreement and the Support Agreement, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

4.4 Binding Effect. All of the terms, provisions and conditions hereof shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and assigns.

4.5 Headings; Construction. The headings contained herein are for the purposes of convenience only, and will not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way. Unless the context clearly states otherwise, the use of the singular or plural in this Agreement shall include the other and the use of any gender shall include all others. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references herein to Sections shall refer to this Agreement unless the context clearly otherwise requires.

4.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter’s confirmation of receipt of a facsimile transmission, if during normal business hours of a business day, otherwise on the next business day, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five (5) business days (or seven (7) business days where the addressee is not in the United States) after the day when mailed by certified or registered mail, postage prepaid, to the addresses set forth in on the signature pages hereto or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

4.7 Severability of Provisions. If a court in any proceeding holds any provision of this Agreement or its application to any Person or circumstance invalid, illegal or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it was held to be invalid, illegal or unenforceable, shall not be affected, and shall be valid, legal and enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties’ essential objectives as expressed in this Agreement. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties intend that the court add to this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be valid and enforceable, so as to effect the original intent of the parties to the greatest extent possible.

4.8 Third Party Beneficiaries. Except as set forth in Section 3.3, this Agreement does not create, and will not be construed as creating, any rights enforceable by any Person not a party to this Agreement.

4.9 Amendment. This Agreement may be amended, modified, superseded, or canceled only by a written instrument signed by all of the parties hereto and any of the terms, provisions and conditions hereof may be waived, only by a written instrument signed by the waiving party.

4.10 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Facsimile signatures on this Agreement shall be deemed to be original signatures for all purposes.

4.11 Survival. The representations, warranties, covenants and agreements contained herein shall survive the purchase and sale of the Common Shares and the Warrant Shares.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

QUEPASA CORPORATION 7550 E. Redfield Road, Suite A Scottsdale, AZ 85260
Fax:
Attn:	Robert B. Stearns

By:	/s/ Robert B. Stearns
Name:	Robert B. Stearns
Title:	Chairman and Chief Executive Officer

MEXICANS & AMERICANS TRADING TOGETHER, INC.
7550 IH 10 West, Suite 630
San Antonio, TX 78229
Fax:
Attn:	Andres Gonzalez Saravia

By:	/s/ Andres Gonzalez Saravia
Name:	Andres Gonzalez Saravia
Title:	President

Exhibit A

Form of Series 1 Warrant

Exhibit B

Form of Series 2 Warrant

Exhibit C

Form of Registration Rights Agreement

Exhibit D

Form of Opinion of Company Counsel

Exhibit E

Form of Support Agreement